UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2014

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (713) 332-8400
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Asset Sale Agreement
On March 3, 2014, Carriage Funeral Holdings, Inc. (“Funeral Holdings”), a Delaware corporation and wholly-owned subsidiary of Carriage Services, Inc. (the “Company”), and Carriage Services of Louisiana, Inc., a Louisiana corporation and indirect subsidiary of the Company (“Carriage Louisiana” and together with Funeral Holdings, the “Carriage Subsidiaries”), entered into an Asset Sale Agreement (the “Purchase Agreement”) with SCI Louisiana Funeral Services, Inc., S.E. Funeral Homes of Louisiana, LLC and S.E. Funeral Homes of Virginia, LLC, each an affiliate of Service Corporation International and collectively, the “Sellers.” Pursuant to the terms of the Purchase Agreement, for an aggregate purchase price of $54,850,000, (a) Carriage Louisiana will acquire the following funeral home businesses and cemetery business in the New Orleans, Louisiana area: (i) the properties, assets, rights and certain liabilities of (A) Schoen Funeral Home, (B) Garden of Memories Cemetery, (C) Garden of Memories Funeral Home, and (D) Tharp-Sontheimer-Tharp Funeral Home, and (ii) the leasehold interest, assets, rights and certain liabilities of Greenwood Funeral Home and (b) Funeral Holdings shall acquire the following funeral home businesses in the Washington D.C./Alexandria, Virginia area: (i) the leasehold interest, assets, rights and certain liabilities of Everly – Wheatley Funeral Home and (ii) the property, assets, rights and certain liabilities of Everly Community Funeral Care (such transaction, the “Acquisition”).
The Carriage Subsidiaries and Sellers have made customary representations, warranties and covenants in the Purchase Agreement. The parties have also committed to use their reasonable best efforts to take all actions necessary to consummate the Acquisition, the closing of which is subject to certain customary closing conditions, including, but not limited to, approval by the Federal Trade Commission. The Company anticipates that the Acquisition will close in the second quarter of 2014.
The foregoing is only a summary of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Fourth Amendment to Credit Agreement
As previously disclosed, on August 30, 2012, the Company entered into a secured bank credit facility (the “Credit Agreement”) with Bank of America, N.A. as the Administrative Agent with $130 million available under a revolving credit facility (after giving effect to amendments to the Credit Agreement) and $130 million available as part of a term loan facility.
On February 27, 2014, the Company entered into a fourth amendment to the Credit Agreement (the “Fourth Amendment”) which (a) allows the Company to issue senior unsecured debt in an amount not to exceed $150 million when aggregated with any subordinated debt or convertible subordinated debt issued by the Company and (b) allows for the Company to refinance its existing convertible junior subordinated debentures with the proceeds of certain issuances of senior unsecured debt, subordinated debt or convertible subordinated debt.
The foregoing description is a summary of the material terms of the Fourth Amendment and is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2014, L. William Heiligbrodt resigned from the Board of Directors of the Company (the “Board”). Mr. Heiligbrodt, age 72, has served as the Vice Chairman of the Board, Executive Vice President and Secretary of the Company since September 2011 and served as a non-employee director of the Company from February 2009 to September 2011. Mr. Heiligbrodt will continue to serve as the Executive Vice President and Secretary of the Company.
David J. DeCarlo was appointed Vice Chairman of the Board and President of the Company effective March 3, 2014. Mr. DeCarlo, age 68, has served as a non-employee director of the Company since September 2011. He has had more than 24 years of experience in the deathcare industry, having served as an executive officer in various roles for Matthews International (“Matthews”), a leading worldwide supplier of deathcare products, including serving as President of the Bronze Division and Group President of the Memorialization Group. Mr. DeCarlo also served as a director of Matthews for 22 years. He retired from Matthews as Vice Chairman of the Board of Directors in 2008. Before joining Matthews in 1985, Mr. DeCarlo held diverse management and executive roles in finance, manufacturing, operations, sales, marketing and management and information systems at several Fortune 500 companies. There are no family relationships between Mr. DeCarlo and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. DeCarlo that would require disclosure pursuant to Item 404(a) of Regulation S-K.
The Company intends to enter into a Second Amended and Restated Employment Agreement with Mr. Heiligbrodt and an Employment Agreement with Mr. DeCarlo (collectively, the “Agreements”). The Agreements will be effective as of March 3, 2014 and, unless terminated earlier in accordance with their terms, the Agreements will continue for initial terms of four years. In addition, on each anniversary of the effective date, unless the Agreements have been terminated, the term of the Agreements will automatically be extended for an additional year unless either party provides written notice of non-renewal at least 60 days prior to such anniversary.
Pursuant to Mr. Heiligbrodt’s Second Amended and Restated Employment Agreement, he will receive a special one-time bonus equal to $1,000,000 in connection with the execution of the agreement and his annualized base salary will be increased to $545,000. In addition, if Mr. Heiligbrodt’s employment with the Company is terminated (a) by the Company without cause (as defined in the agreement) or (b) as a result of his voluntary resignation following the second anniversary of the effective date after he has given the Company six months’ prior written notice of his intent to resign, then (i) the prohibited period under the non-compete and non-solicitation covenants under Mr. Heiligbrodt’s Employment Agreement will continue for five years following such termination, (ii) all equity awards granted to Mr. Heiligbrodt that remain unvested will become immediately vested (except that, in the case of Mr. Heiligbrodt’s resignation under the circumstances described above, all restricted stock and other stock-based awards granted on or after March 3, 2014 that remain unvested will be forfeited) and (iii) Mr. Heiligbrodt and the Company will enter into a consulting agreement in a form mutually acceptable to Mr. Heiligbrodt and the Company that includes (1) a 24-month term commencing on the effective date of the termination of his employment with the Company, (2) a consulting fee of $25,000 per complete calendar month during the term of the consulting agreement and (3) during the five-year period following the termination of his employment with the Company, non-compete payments at the rate of $15,000 per calendar month and reimbursement of up to $800 per month of premiums he pays to obtain health care coverage under an individual health insurance policy. In the event of his death, Mr. Heiligbrodt’s estate will also be entitled to all payments he would have received under his consulting agreement (collectively, the “Consulting and Non-Compete Payments”), which will be paid at the same time and in the same manner they would have been paid to Mr. Heiligbrodt. In addition, if Mr. Heiligbrodt voluntarily terminates his employment or his employment is terminated by the Company without cause, in either case, within 24 months following a change in control (as defined in his Employment Agreement), then so long as Mr. Heiligbrodt executes (and does not revoke) a release of claims in a form acceptable to the Company, the Company will pay Mr. Heiligbrodt (i) a lump sum payment equal to the sum of (x) three times the sum of his then-current annualized base salary and 100% of his target annual bonus for the year in which such termination occurs and (y) the Consulting and Non-Compete Payments (regardless of whether Mr. Heiligbrodt provides any consulting services to the Company, its successor or any of their respective affiliates), and (ii) if Mr. Heiligbrodt elects to receive continued coverage under a group health plan of the Company, the Company will reimburse him for the premiums he pays for such coverage for a period of up to 36 months following such termination. The other terms of Mr. Heiligbrodt’s Second

Amended and Restated Employment Agreement are substantially the same as the terms of his First Amended and Restated Employment Agreement.
Mr. DeCarlo’s Employment Agreement will provide that he will receive an annualized base salary of $545,000. In addition, Mr. DeCarlo will (1) be entitled to annual discretionary bonuses based on the achievement of specified performance goals established at the beginning of the year by the Compensation Committee of the Board and (2) be eligible to receive equity-based compensation awards under the Company’s equity-based compensation plans in effect from time to time. Pursuant to Mr. DeCarlo’s Employment Agreement, in the event the Company terminates his employment without cause (as defined in the Employment Agreement) and not due to his disability, so long as Mr. DeCarlo executes (and does not revoke) a release of claims in a form acceptable to the Company, (a) the Company will continue to pay Mr. DeCarlo his then-current annualized base salary for a period of 18 months following such termination and an additional pro rata portion of his base salary for the year of termination and (b) if Mr. DeCarlo elects to receive continued coverage under a group health plan of the Company, the Company will reimburse him for the premiums he pays for such coverage for a period of up to 18 months following such termination. In addition, Mr. DeCarlo’s Employment Agreement will provide that if he voluntarily terminates his employment or his employment is terminated by the Company without cause, in either case, within 24 months following a change in control (as defined in the Employment Agreement), then so long as Mr. DeCarlo executes (and does not revoke) a release of claims in a form acceptable to the Company, the Company will pay Mr. DeCarlo (i) a lump sum payment equal to three times the sum of his then-current annualized base salary and 100% of his target annual bonus for the year in which such termination occurs, and (ii) if Mr. DeCarlo elects to receive continued coverage under a group health plan of the Company, the Company will reimburse him for the premiums he pays for such coverage for a period of up to 36 months following such termination. Mr. DeCarlo’s Employment Agreement will also include certain confidentiality, non-competition and non-solicitation covenants that apply during the period of his employment with the Company and for two years thereafter.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits. The following are furnished as part of this current report on Form 8-K:

Exhibit No.	Description of Exhibit

2.1
Asset Sale Agreement dated March 3, 2014, by and among Carriage Services of Louisiana, Inc., Carriage Funeral Holdings, Inc., SCI Louisiana Funeral Services, Inc., S.E. Funeral Homes of Louisiana, LLC and S.E. Funeral Homes of Virginia, LLC.*

10.1
Fourth Amendment to Credit Agreement dated February 27, 2014, by and among Carriage Services, Inc., the banks listed on the signature page thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: March 5, 2014    By: /s/ L. William Heiligbrodt
L. William Heiligbrodt
Executive Vice President and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Asset Sale Agreement dated March 3, 2014, by and among Carriage Services of Louisiana, Inc., Carriage Funeral Holdings, Inc., SCI Louisiana Funeral Services, Inc., S.E. Funeral Homes of Louisiana, LLC and S.E. Funeral Homes of Virginia, LLC.*

10.1
Fourth Amendment to Credit Agreement dated February 27, 2014, by and among Carriage Services, Inc., the banks listed on the signature page thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.